Exhibit 99.1

Zero Gravity Solutions, Inc. Closes $3 million First Tranche of

Equity Private Placement

BOCA RATON, Fla.— (November 20, 2015),– Zero Gravity Solutions, Inc.'s (ZGSI or the “Company”) (Pink Sheets: ZGSI), an agricultural biotechnology company commercializing its technology derived from and designed for Space with significant applications on Earth, announced today that it has closed an initial tranche of $3 million of the Company’s Units in an exempt private placement transaction with several accredited investors (“Private Placement”). Each Unit in the Private Placement consists of one share of common stock and a warrant to purchase one share of common stock and the Company may sell up to a total of $7 million under the terms of the Private Placement within the next 30 days.

Livingston Securities, LLC, a New York based broker/dealer, acted as the sole placement agent for this round of financing. The proceeds from this Private Placement will provide the capital to deploy the infrastructure necessary to support the rollout of the Company’s first commercial product, BAM-FX, in agricultural markets.

“To take advantage of the more than 60 domestic and international commercial trials conducted in 2014 and 2015 on a large variety of crops, in which initial observations and independent laboratory analysis demonstrated significant increases in yield, biomass and other attributes, the Company is utilizing this new capital to expand our staff of certified crop advisors, agronomists and qualified sales and marketing personnel to support the Company’s short term revenue generation goals,” stated Harvey Kaye, Chairman of ZGSI.

For more detail on the Private Placement, please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 20, 2015.

The Units, common stock and warrants, and any other securities offered in the Private Placement or any other securities to be offered in any proposed future private placement (collectively, the "Securities") have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. Because the Securities are not registered, the Securities may not be offered or sold in the United States absent registration or an exemption from registration. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Zero Gravity Solutions, Inc.

Zero Gravity Solutions, Inc. (www.zerogsi.com) is an agricultural biotechnology public company commercializing its technology derived from and designed for Space with significant applications on Earth. These technologies are focused on providing valuable solutions to challenges facing world agriculture. ZGSI’s two primary categories of technologies aimed at sustainable agriculture are: 1) BAM-FX™ technology BAM-FX™ technology, a cost effective, ionic nutrient delivery system for plants currently being introduced commercially into world agriculture by Zero Gravity’s wholly owned subsidiary BAM Agricultural Solutions and 2) Directed Selection™, utilized in the development and production, in the prolonged zero/micro gravity environment of the International Space Station, large volumes of Non-GMO, novel, patentable stem cells with unique and beneficial characteristics.

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Forward-Looking Statements

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Zero Gravity Solutions undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Zero Gravity Solutions, Inc.

Harvey Kaye, Chairman

+1 561.416.0400

info@zerogsi.com